FORM 8-K/A

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.   20549

                   AMENDMENT TO APPLICATION OR REPORT
               Filed pursuant to Section 13 or 15 (d) of
                  THE SECURITIES EXCHANGE ACT OF 1934


                      CENTRAL PARKING CORPORATION
           (Exact name of registrant as specified in charter)

                               AMENDMENT

The undersigned registrant hereby ammends the following items, financial statements, exhibits or other portions of its current report dated January 31, 1997 related to the acquisition of Square Industries, Inc. on Form 8-K as set forth in the pages attached hereto:


  Item 7 (a)    FINANCIAL STATEMENTS OF SQUARE INDUSTRIES, INC.

                   Independent Auditors' Report

                   Consolidated Balance Sheets as of December 31, 1996 and 1995

                   Consolidated Statements of Operations for the Years ended December 31, 1996 and 1995 and the ten months ended December 31, 1994

                   Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1996 and 1995, and the Ten-Month Period Ended December 31, 1994

                   Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and 1995, and the Ten-Month Period Ended December 31, 1994

                   Notes to Financial Statements


  Item 7 (b)    PRO FORMA FINANCIAL STATEMENTS

                   Pro Forma Condensed Consolidated Balance Sheet at December 31, 1996

                   Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended September 30, 1996 and Quarter Ended December 31, 1996

                   Notes to Consolidated Pro Forma Financial Information

                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amnedment to be signed on its behalf by the undersigned, thereunto duly authorized.

                        CENTRAL PARKING CORPORATION
                        (Registrant)


March 17, 1997          By:/s/  Stephen A. Tisdell
                                Stephen A. Tisdell
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)

ITEM 7 (a)  FINANCIAL STATEMENTS OF SQUARE INDUSTRIES INC.


                SQUARE INDUSTRIES, INC. AND SUBSIDIARIES
                       Financial Statements as of
                December 31, 1996 and 1995 (as restated)
                 and for the Years Then Ended, and the
                Ten-Month Period Ended December 31, 1994
            (as restated), and Independent Auditors' Report


            ----------------------------------------------------------
                                CONTENTS
            ----------------------------------------------------------
            Independent Auditors' Report                        [  1 ]
            Consolidated Balance Sheets as of
              December 31, 1996 and 1995                        [  2 ]
            Consolidated Statements of Operations
              for the Years Ended December 31, 1996
              and 1995 and the Ten-Month Period Ended
              December 31, 1994                                 [  3 ]
            Consolidated Statements of Stockholders'
              Equity for the Years Ended December 31,
              1996 and 1995, and the Ten-Month Period
              Ended December 31, 1994                           [  4 ]
            Consolidated Statements of Cash Flows
              for the Years Ended December 31, 1996
              and 1995, and the Ten-Month Period
              Ended December 31, 1994                           [  5 ]
            Notes to Consolidated Financial Statements
              for the Years Ended December 31, 1996
              1995 and the Ten-Month Period Ended
              December 31, 1994                                 [6-19]

INDEPENDENT AUDITORS' REPORT

Board of Directors
Square Industries, Inc.
Jersey City, New Jersey


We have audited the accompanying consolidated balance sheets of Square Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended and for the ten-month period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Square Industries, Inc. and subsidiaries as of December 31, 1996 and December 31, 1995, and the results of their operations and their cash flows for the years then ended and for the ten-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 14, the accompanying 1995 and 1994 consolidated financial statements have been restated.


March 11, 1997
                            [Page 1 of 19]

                SQUARE INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                       DECEMBER 31, 1996 AND 1995

                                              1996                    1995
                                                                 (as restated)
                                         ---------------         ---------------
ASSETS

CURRENT ASSETS:
  Cash                                   $    2,266,153          $    1,532,909
  Trade and other receivables                 1,586,028               1,346,172
  Prepaid expenses                            2,619,411               2,804,090
  Other current assets                          445,434                 478,707
  Deferred tax asset                            419,000                      -
  Refundable income taxes                        48,066                 134,841
                                         ---------------         ---------------
           Total current assets               7,384,092               6,296,719
                                         ---------------         ---------------
PROPERTY, EQUIPMENT AND IMPROVEMENTS-Net     30,098,200              24,633,189
                                         ---------------         ---------------
OTHER ASSETS:
  Deferred tax asset                          2,464,000               1,400,533
  Deferred expenses                           1,949,132               2,571,347
  Security deposits and other assets          3,198,484               2,319,791
                                         ---------------         ---------------
                                              7,611,616               6,291,671
                                         ---------------         ---------------
                                          $  45,093,908           $  37,221,579
                                         ===============         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                       $    1,169,875          $    1,448,940
  Accrued expenses                            9,676,166               4,917,352
  Accrued local rent tax                      2,025,510               1,251,508
  Current portion of long-term debt           3,762,449                 785,409
  Deferred tax liability                              -                  105,000
  Other liabilities                             372,875                 464,772
                                         ---------------         ---------------
        Total current liabilities            17,006,875                8,972,981
                                         ---------------         ---------------
DEFERRED RENT                                 3,629,447               3,247,454
                                         ---------------         ---------------
LONG-TERM DEBT, LESS CURRENT PORTION         19,418,865              18,474,052
                                         ---------------         ---------------
SECURITY DEPOSITS - Customers                   329,866                 291,716
                                         ---------------         ---------------
COMMITMENTS AND CONTIGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value;
    authorized, 2,000,000 shares;
    issued, 1,252,889 and
    1,218,389 shares                             12,529                  12,184
  Additional paid-in capital                  3,407,565               3,278,004
  Retained earnings                           1,736,166               3,424,670
                                         ---------------         ---------------
                                              5,156,260               6,714,858
Less:
  Treasury stock at cost, 52,033 shares         235,757                 235,757
  Cumulative translation adjustment             211,648                 243,725
                                         ---------------         ---------------
                                              4,708,855               6,235,376
                                         ---------------         ---------------
                                          $  45,093,908           $  37,221,579
                                         ===============         ===============

See notes to consolidated financial statements.

                             [Page 2 of 19]

                SQUARE INDUSTRIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, AND THE
                TEN-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                   Ten-Month
                                      Year Ended    Year Ended    Period Ended
                                     December 31,  December 31,   December 31,
                                         1996           1995          1994
                                                   (as restated)  (as restated)
                                     ------------   ------------   ------------
PARKING SERVICE REVENUE              $ 63,426,212   $ 61,772,058   $ 50,935,794
SERVICE STATION REVENUE                 4,442,925      4,158,992      3,494,337
                                     ------------   ------------   ------------
           Total revenues              67,869,137     65,931,050     54,430,131
                                     ------------   ------------   ------------
COSTS AND EXPENSES:
  Cost of parking services             51,710,277     49,947,616     42,317,870
  Operating costs - service station     4,412,189      4,176,053      3,543,497
  General and administrative expenses   8,781,477      7,471,389      5,910,695
  Provision for local rent tax            760,000         60,000         50,000
  Interest                              1,295,686      1,890,052      1,528,754
  Write-down of assets                    964,070        315,598        124,168
  Expenses related to sale
    of the Company                      2,863,795             -               -
  Reimbursement of previously
    incurred fixed costs               (1,049,292)            -               -
                                     ------------   ------------   ------------
           Total costs and expenses    69,738,202     63,860,708     53,474,984
                                     ------------   ------------   ------------
(LOSS) EARNINGS FROM PARKING AND
  SERVICE STATION OPERATIONS           (1,869,065)     2,070,342        955,147

GAIN FROM LITIGATION SETTLEMENT           650,708             -               -
                                     ------------   ------------   ------------
(LOSS) EARNINGS BEFORE INCOME TAXES    (1,218,357)     2,070,342        955,147

PROVISION (BENEFIT) FOR INCOME TAXES      470,147       (142,340)       291,627
                                     ------------   ------------   ------------
NET (LOSS) EARNINGS                  $ (1,688,504)  $  2,212,682   $    663,520

(LOSS) EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE:
  Primary                            $     (1.43)   $       1.73   $       0.55
                                     ============   ============   ============
  Assuming full dilution             $     (1.43)   $       1.49   $       0.51
                                     ============   ============   ============
SHARES USED IN COMPUTING EARNINGS
  PER COMMON AND COMMON
  EQUIVALENT SHARE:
  Primary                              1,180,842       1,281,866      1,205,352
                                     ============   ============   ============
  Assuming full dilution               1,180,842       1,481,866      1,293,882
                                     ============   ============   ============
See notes to consolidated financial statements.

                             [Page 3 of 19]

                SQUARE INDUSTRIES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
      FOR THE YEARS YEAR ENDED DECEMBER 31, 1996 AND 1995, AND THE
                TEN-MONTH PERIOD ENDED DECEMBER 31, 1994

                                        Common       Additional                                Notes        Cumulative
                             Common     Stock        Paid-in        Retained      Treasury     Receivable   Translation
                             Stock      Subscribed   Capital        Earnings      Stock        for Stock    Adjustment  Total
                             --------   ----------   -----------    -----------   ----------   -----------  ----------- ----------
BALANCE,
MARCH 1, 1994 (as restated)  $12,055    $ 118,750    $ 3,157,957    $   548,468   $ (59,375)   $(118,750)   $(190,389)  $3,468,716

Exercise of stock options          2            -            711              -           -            -            -          713

Net earnings (as restated)         -            -              -        663,520           -            -            -      663,520

Translation
adjustment                         -            -              -              -           -            -      (16,401)     (16,401)
                             --------   ----------   -----------    -----------   ----------   -----------  ----------- ----------
BALANCE,
DECEMBER 31, 1994
(as restated)                 12,057      118,750      3,158,668      1,211,988     (59,375)    (118,750)    (206,790)   4,116,548

Issuance of subscribed
stock in exchange for
treasury stock                   125     (118,750)       118,625              -    (176,382)     118,750            -      (57,632)

Exercise of stock options          2            -            711              -           -            -            -          713

Net earnings (as restated)         -            -              -      2,212,682           -            -            -    2,212,682

Translation adjustment             -            -              -              -           -            -      (36,935)     (36,935)
                             --------   ----------   -----------    -----------   ----------   -----------  ----------- ----------
BALANCE, DECEMBER 31, 1995
(as restated)                 12,184            -      3,278,004      3,424,670    (235,757)           -     (243,725)   6,235,376

Exercise of stock options        345            -        129,561              -           -            -            -      129,906

Net loss                           -            -              -     (1,688,504)          -            -            -   (1,688,504)

Translation adjustment             -            -              -              -           -            -       32,077       32,077
                             --------   ----------   -----------    -----------   ----------   -----------  ----------- ----------
BALANCE, DECEMBER 31, 1996   $12,529    $       -     $3,407,565    $ 1,736,166   $(235,757)   $       -    $(211,648)  $4,708,855
                             ========   ==========   ===========    ===========   ==========   ===========  =========== ==========

See notes to consolidated financial statements.

                            [Page  4 of 19]

                SQUARE INDUSTRIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, AND THE
                TEN-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                                                       Ten-Month
                                                            Year Ended           Year Ended            Period Ended
                                                            December 31,         December 31,          December 31,
                                                            1996                 1995                  1994
                                                                                 (as restated)         (as restated)
                                                            --------------       ---------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings                                         $(1,688,504)         $ 2,212,682           $   663,520
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Amortization of:
      Deferred expenses                                          44,794               38,341                27,984
      Lease acquisition costs                                    30,408               17,399                54,100
      Excess of cost over fair market value of net
        assets acquired                                               -                    -                71,037
    Depreciation and amortization                             1,467,275            1,509,845             1,379,844
    Deferred tax asset                                       (1,482,467)          (1,075,533)              509,000
    Reversal of accrued expense                                       -             (410,000)                    -
    Write-down of assets                                        964,070              315,598               124,168
    Equity adjustment for foreign currency translation           32,077              (36,935)              (16,401)
    Increase (decrease) in cash from changes in
      assets and liabilities:
      Trade and other receivables                              (239,856)            (564,807)              460,086
      Prepaid expenses and other current assets                (133,355)          (1,151,872)              356,735
      Refundable income taxes                                    86,775              218,000               287,472
      Deferred expenses - net                                   115,346           (1,719,583)               26,110
      Security deposits and other assets                       (878,693)            (387,829)             (253,224)
      Accounts payable, accrued expenses, accrued
        local rent tax, deferred tax liability and
        other liabilities                                     5,056,854              883,630              (758,652)
      Deferred rent                                             381,993              814,311              (248,581)
      Security deposits - customers                              38,150               34,761                19,404
                                                            --------------       ---------------       --------------
           Net cash provided by operating activities          3,794,867              698,008             2,702,602
                                                            --------------       ---------------       --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, equipment and improvements          (7,113,382)          (1,382,746)             (990,098)
                                                            --------------       ---------------       --------------
           Net cash used in investing activities             (7,113,382)          (1,382,746)             (990,098)
                                                            --------------       ---------------       --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                    4,833,985            2,223,000             5,510,000
  Payments of long-term debt                                   (912,132)          (1,231,919)           (8,227,338)
  Proceeds from exercise of stock options                       129,906                  713                   713
                                                            --------------       ---------------       --------------
           Net cash provided by (used in)
           financing activities                               4,051,759              991,794            (2,716,625)
                                                            --------------       ---------------       --------------
NET INCREASE (DECREASE) IN CASH                                 733,244              307,056            (1,004,121)
CASH, BEGINNING OF PERIOD                                     1,532,909            1,225,853             2,229,974
                                                            --------------       ---------------       --------------
CASH, END OF PERIOD                                         $ 2,266,153          $ 1,532,909           $ 1,225,853
                                                            ==============       ===============       ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                $ 1,647,876          $ 1,629,761           $ 1,505,995
                                                            ==============       ===============       ==============
    Income taxes-net of refunds received                    $ 2,014,124          $   566,236           $    15,000
                                                            ==============       ===============       ==============

See notes to consolidated financial statements.

                             [Page 5 of 19]

                SQUARE INDUSTRIES, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
                TEN-MONTH PERIOD ENDED DECEMBER 31, 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. BUSINESS SEGMENT INFORMATION AND PRINCIPLES OF CONSOLIDATION - Square Industries, Inc. and its subsidiaries (collectively, the "Company") are engaged in the operation and management of parking lots and garages, and a self-service gasoline station. The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior years financial statements to conform to the current year presentation.

  b. BASIS OF PRESENTATION - Effective March 1, 1994, the Company changed its fiscal year-end from the last day in February to December 31. As a result, the financial statements include the consolidated operations of the Company for the ten-month period ended December 31, 1994. The operating results for the year ended December 31, 1994 are set forth below:
                                                    1994
                                                (Unaudited)
                                              --------------
     Parking service revenue                  $  59,797,708
     Service station revenue                      4,072,910
                                              --------------
     Total revenues                              63,870,618
                                              --------------
     Costs and expenses:
       Cost of parking services                  51,194,662
       Operating costs - service station          4,115,099
       General and administrative expenses        7,080,318
       Provision for local rent tax                  60,000
       Interest                                   1,793,162
       Write-down of assets                         601,797
                                              --------------
     Total costs and expenses                    64,845,038
                                              --------------
     Loss from parking and service
     station operations                            (974,420)

     Provision for income taxes                     221,627
                                              --------------
     Net loss                                 $  (1,196,047)
                                              ==============
     Net loss per share                       $       (1.00)
                                              ==============
     Shares used in computation                   1,192,820
                                              ==============
                             [Page 6 of 19]

  c. ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company records provisions for trade and other receivables when, in the opinion of management, they are not collectible. Due to the nature of the Company's operations, no provision for doubtful accounts was required at December 31, 1996 and 1995.

  d. DEPRECIATION AND AMORTIZATION - Leasehold costs, improvements and equipment, carried at cost, are amortized or depreciated over the estimated useful lives of the related assets. The useful lives are three to seven years for equipment and the life of the lease or ten years, whichever is less, for leasehold costs and improvements. Buildings are depreciated over a life of twenty-five years. Depreciation and amortization expense is computed by the straight-line method.

  e. DEFERRED EXPENSES - Deferred expenses represent commissions, legal fees and lease acquisition costs in connection with the acquisition of certain parking lot leases and fees paid in connection with the Company's debt agreements. These expenses are being amortized over the lives of such leases and debt agreements, respectively. In the year ended December 31, 1996, an additional $612,230 of deferred fees paid in connection with the Company's debt agreements have been charged to expense as the related debt outstanding was paid off in January 1997.


  f. INCOME TAXES - The Company and its subsidiaries file a consolidated federal income tax return.

     Under Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", deferred tax assets/liabilities are recorded for revenue and expense items which are recognized for tax purposes in years other than those in which they are reported in the consolidated financial statements. Deferred income taxes are reflected in the consolidated financial statements for these temporary differences.

  g. WRITE-DOWN OF ASSETS - For parking locations which experience poor operating results and, in the estimate of management, there is no or little reasonable expectation for improvement of a magnitude to permit recovery of the related deferred expenses, lease acquisition costs and fixed assets, these assets are written down to their fair value. The carrying value would be reduced if it is probable that management's best estimate of future cash flow from the related operations over the remaining depreciation or amortization period will be less than the carrying amount of the deferred expenses, lease acquisition costs and fixed assets.

  h. (LOSS) EARNINGS PER SHARE - Primary (loss) earnings per common and common equivalent share and (loss) earnings per common and common equivalent share assuming full dilution are computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock.

  i. USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             [Page 7 of 19]

  j. RECENTLY ISSUED ACCOUNTING STANDARDS - During the fourth quarter of 1995, the Financial Accounting Standards Board issued SFAS No. 123, " Accounting for Stock-Based Compensation," which was effective for the Company's fiscal year beginning January 1, 1996. The Company has elected to continue to use the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with SFAS No. 123, the Company provides pro forma disclosure of net (loss) earnings and net (loss) earnings per share as if the fair value based method had been applied.

     Management periodically evaluates recoverability of long-lived assets based upon current and forecasted net earnings. The Company adopted SFAS No. 121, " Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which was issued in March 1995 and was effective for the Company as of January 1, 1996. Adoption of SFAS No. 121 had no impact on the Company's financial statements.

  k. FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments consist of trade accounts receivable, other receivables, accounts payable, and long-term debt comprising notes payable, credit facilities, notes payable to officers and mortgages payable. The Company's financial instruments are carried in the balance sheet at amounts which approximate fair value, except for long-term debt disclosed in Note 5 whose fair value at December 31, 1995 was approximately $19,657,000, as determined by discounting the expected cash flows of the obligation by an assumed market discount rated at the end of the year, which is commensurate with the risk involved with the obligation. At December 31, 1996 the carrying amount of the long-term debt approximated market value.

  l. EXPENSES RELATED TO THE SALE OF THE COMPANY - As of December 31, 1996, the Company has recognized approximately $2.9 million of costs, consisting of investment banking, legal and accounting fees which were incurred related to the sale of the Company to Central Parking System (see Note 15). Under the terms of the tender offer agreement, such costs will be paid by the Company. The Company does not receive a tax benefit for such costs.

2.   PROPERTY, EQUIPMENT AND IMPROVEMENTS
     Property, equipment and improvements consist of the following:

                                                     December 31,
                                         ----------------------------------
                                               1996                1995
                                         ---------------     --------------
     Land                                $  20,937,409       $  17,714,289
     Buildings                               6,238,507           5,512,764
     Leasehold costs and improvements        7,636,439           6,590,546
     Furniture, fixtures and equipment       2,847,083           1,567,324
                                         --------------      -------------
                                            37,659,438          31,384,923
                                         ---------------     --------------
     Less accumulated depreciation and
     amortization                            7,561,238           6,751,734
                                         ---------------     --------------
                                         $  30,098,200         $24,633,189
                                         ===============     ==============

                             [Page 8 of 19]

3.  LOCAL RENT TAX
    The Company has received notices of determination from a municipal authority for commercial rent taxes for the period from June 1, 1978 through May 31, 1991. During 1997, the Company has made payments against some of these assessments. Based on the notices of determination and the unaudited periods through 1996, the Company has revised its previous estimates by providing an additional $760,000 including interest, in the current year. Management believes that amounts accrued as of December 31, 1996 will be adequate to cover any remaining liability.

4.  ACCRUED EXPENSES Accrued expenses consist of the following:

                                                    December 31,
                                          --------------------------------
                                                 1996            1995
                                          --------------     -------------
    Professional fees related to
    the sale of the Company               $    2,744,385     $           -
    Sales and parking taxes                      838,132           728,389
    Vacation and sick pay                        433,890           408,770
    Payroll and payroll taxes                    270,925           382,657
    Profit remittance on leases                1,543,696           759,880
    Employee bonuses                           1,100,774           276,868
    Vehicle damage claims                        660,000           600,000
    Other                                      2,084,364         1,760,788
                                          --------------     -------------
                                          $    9,676,166     $   4,917,352
                                          ==============     =============

5.   LONG-TERM DEBT
     Long-term debt consist of the following:


                                                       December 31,
                                            -------------------------------
                           Interest Rate         1996              1995
                           --------------   -------------       ------------
        Credit Agreements:
          Facility I        Prime + 2%      $  11,730,108       $ 11,730,108
          Facility II       Prime + 2%            938,100          1,688,100
          Other credit
           agreements       Prime + 2%          1,600,000                  -
        Notes payable       6.46% - 8.5%        2,207,006          1,162,747
        Notes payable to
        Officers            Prime + 2%            500,000            500,000
        Mortgages payable   7% - 11%            5,668,569          4,178,506
        Other               9.77% - 10%           537,531                  -
                                           --------------     --------------
                                               23,181,314         19,259,461
        Less current
        portion                                 3,762,449            785,409
                                           --------------     --------------
                                            $  19,418,865      $  18,474,052
                                           ==============     ==============

                             [Page 9 of 19]

Facility I provides for a line of credit of $12,800,000, and is subject to the aggregate face amount of outstanding letters of credit plus unpaid drawings not exceeding $1,500,000. Borrowings under the letter of credit facility reduce amounts available for borrowing under the line of credit. Facility II is a term loan that was payable in consecutive quarterly payments of $225,425. On October 31, 1995, Amendment No. 10 to the Company's bank loan agreement was executed. The amendment provides for an extension of the maturity dates of the Facility I principal to June 30, 1998 with respect to $61,900, to September 30, 1998 with respect to $150,000 and to December 31, 1998 with respect to $11,518,208 and extended the quarterly installment payment dates for Facility II to calendar quarters ending in the period June 30, 1996 to June 30, 1998. The amendment provides for prepayment of principal to the extent of 50% of the Company's cash flow above designated levels. The amendment also provides that commencing November 1, 1995 interest is to be paid at the rate of 4% per annum with the balance of the interest rate (the Bank's prime plus 2% per annum) to be accrued and deferred. The portion deferred will be paid or forgiven depending on the Company achieving reductions in its operating expenses from those for the year ended December 31, 1994 as follows: if the amount of the reduction as of December 31, 1995 is at least $500,000, the amounts deferred following the end of November and December 1995 will be forgiven; if the amount of the reduction as of December 31, 1995 is at least $600,000, the amounts deferred during 1996 will be forgiven; and if the amount of the reduction as of December 31, 1997 is at least $700,000, the amounts deferred during 1997 and 1998 will be forgiven. The failure to achieve the designated level of reduction for any period will result in the obligation to pay the amount deferred during the applicable period. The Company achieved the required operating expense reductions as of December 31, 1996 and 1995 and as such the deferred interest has been forgiven.

In July 1995, the Company entered into a one-year agreement with another bank providing for a $1,000,000 line of credit which was increased to $1,750,000 in June 1996, of which $1,600,000 was borrowed as of December 31, 1996.

On June 28, 1995, two officers loaned the Company $500,000 with interest payable at the same rate as the Facility I loan. As a condition of Amendment No. 10, the officers agreed to a revision of their loans, changing the terms from demand loans to loans to be repaid following the payment of the credit agreement loans with provisions for prepayment to the extent of 50% of the principal payments paid to the Bank under the credit agreement after the Bank has received post - October 31, 1995 principal payments of at least $1,000,000 and for the deferral of the interest in excess of 3.99% per annum (the loan interest rate to December 31, 1995 is 10.25% and prime plus 2% thereafter) until the Facility loans have been paid in full. Under their amended loan agreement, the officers surrendered their rights to collateral which was to be provided under the original loan agreement and subordinated their loans to the Company's obligations under the Credit Agreement. In consideration of the original extension of the loans and the foregoing amendment, the Company issued to each of the officers a five year, nontransferable Warrant to purchase 75,000 shares of the Company's Common Stock at a price of $6.40 per share, the average of the closing sales prices of the Common Stock on NASDAQ for June 28, 1995, and the two immediately prior days in which trades were effected in the stock.

Certain subsidiaries of the Company periodically acquire land and/or buildings with a view to their future use, in whole or in part, as parking facilities. The properties are generally purchased subject to long-term mortgages. The mortgages vary in their payment terms and interest rates, some requiring only the payment of interest during the first five years.
                            [Page 10 of 19]

The mortgages payable are collateralized by the underlying assets which have a book value of $9,963,600. Facility I and II are collateralized by first mortgages as to certain properties and by the stock of subsidiaries of the Company, except those whose stock may not be pledged because of prohibitions in leases and mortgages.

Debt covenants under the Credit Agreement, as amended, include maximum indebtedness under mortgage obligations and financial covenants as to maintenance of minimum net worth, total liabilities to net worth and operating cash flow ratios. The Company is in compliance with its debt covenants. The Company believes that the funds available under Facility I, additional mortgage loans with respect to properties acquired or developed and funds generated from its operations will be sufficient to finance its capital and operational requirements through December 31, 1997.

Certain debt owed by the Company is collateralized by shares of common stock in subsidiaries owned by the Company.

        Aggregate maturities of long-term debt are as follows:


                        Year Ending
                        December 31,      Amount
                        ------------  --------------
                        1997          $    3,762,449
                        1998              13,514,015
                        1999               4,050,763
                        2000                 226,812
                        2001                 185,324
                        Thereafter         1,441,951
                                       -------------
                                       $  23,181,314
                                       =============

During January and February 1997, the Company paid off certain long-term debt, as follows:


        Credit agreements:
          Facility I                   $  11,730,108
          Facility II                        938,100
          Other credit agreements          1,600,000
          Notes payable to officers          500,000
          Mortgages payable                4,150,000
                                       -------------
                                       $  18,918,208
                                       =============
6.   COMMITMENTS AND CONTINGENCIES

     LETTERS OF CREDIT - As of December 31, 1996, the Company had contingent debt of $575,500 under standby letters of credit issued pursuant to terms of its line of credit.

                            [Page 11 of 19]

     LEASES - The Company has numerous lease agreements, primarily for parking facilities. Leases with rent escalations are expensed on a straight-line basis in accordance with Statement of Financial Accounting Standard No. 13- "Accounting for Leases" ("SFAS 13"). Deferred rent represents the difference between the straight-line basis and actual rent paid in accordance with the terms of the lease. Net lease rental expense for each of the three years ended December 31, 1996 was $24,560,585, $23,155,990, and $18,789,244 including $2,563,043 as of December 31, 1996,
     $2,106,337 as of December 31, 1995 and $1,788,254 as of December 31, 1994,
     paid under clauses which require the payment of additional rent based on revenue levels at the various facilities. The net lease rental expense is exclusive of real estate taxes and maintenance and repairs which are paid by the Company.

     Included in the Company's parking revenues are $1,229,600, $1,023,300 and $799,900 of sublease rental earnings for each of the three years ended December 31, 1996.

     Approximately 31.1% of the Company's parking service revenues for the year ended December 31, 1996 were derived in the aggregate from seven locations, each of which accounted for not less than 3.3% of the parking service revenues for the period. Four of the locations are held under noncancelable long-term leases. Three are held under leases - two long-term and one medium-term cancelable on short notice under certain circumstances. Cancellation of any of the three leases by the lessor may have a materially adverse effect upon the Company's results of operations in the event the Company fails to obtain another or other materially profitable locations.

     At December 31, 1996, the Company's future minimum net rentals under operating leases are as follows:

                           Year Ending
                           December 31,            Amount
                           ---------------    ---------------
                           1997               $    24,190,000
                           1998                    24,340,000
                           1999                    22,151,000
                           2000                    20,370,000
                           2001                    19,043,000
                           Thereafter             139,769,000
                                               --------------
                                               $  249,863,000
                                               ==============


     LITIGATION - Various lawsuits against the Company have arisen in the course of the Company's business, some of which are covered by insurance. In certain of these matters, large or indeterminate amounts are sought. In the opinion of the Company, any ultimate liability which could result from such litigation would not have a material effect on the Company's financial position or the results of its operations.

                            [Page 12 of 19]

     On March 29, 1996, the United States District Court for the Eastern District of Pennsylvania approved a net cash settlement of $1,700,000 plus interest payable to the Company as one of several plaintiffs in a class action brought against the owner, manager, and tenant of a building in midtown Philadelphia which suffered a fire in February 1991 causing substantial disruption of the operations of the plaintiffs.
     The settlement was received by the Company in May, 1996. The portion of the proceeds representing recovery of costs previously charged ($1,049,292) has been recorded as a reduction of total costs and expenses for the year ended December 31, 1996. The remainder of the settlement ($650,708) has been recorded as a gain from litigation settlement for the year ended December 31, 1996.


7.  INCENTIVE STOCK OPTION PLAN

The Company has an incentive stock option plan (the "1992 Plan") under which the Company has reserved 525,000 shares of common stock for the granting of options. Under an earlier plan, there were outstanding options to purchase 21,600 shares. Options are granted at prices not less than the fair market value on the date granted. Options granted become exercisable at various dates dependent upon the option agreement and expire five years from the date of grant.

If compensation cost for plan awards made in 1996 and 1995 had been determined based on the fair value at the grant dates, net (loss) earnings and net (loss) earnings per share would have been reduced to the pro forma amounts shown below for the years ended December 31, 1996 and 1995.

                                            December 31,
                                 -------------------------------
                                       1996              1995
                                 --------------      ------------
Net (loss) earnings:
  As reported                    $  (1,688,504)      $  2,212,682
  Pro forma                         (1,843,743)         2,170,950

Net (loss) earnings per share:
  As reported                    $      (1.43)       $       1.49
  Pro forma                             (1.56)               1.47


The pro forma effect of applying SFAS No. 123 is not necessarily indicative of the effect on reported net earnings for future years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: dividend yield of 0 percent for both years (as the Company did not pay and does not expect to pay dividends), expected volatility of 47 and 48 percent, risk-free interest rates of 5.4 and 5.7 percent and expected lives of 0.5 and 1.5 years.

A summary of the 1992 plan's status and changes during the years ended December 31, 1996 and 1995. is presented below:

                            [Page 13 of 19]

                                        1996                    1995
                               ---------------------    -----------------------
                                          Weighted                    Weighted
                                          Average                     Average
                                          Exercise                    Exercise
 Fixed Options                  Shares    Price         Shares        Price
-------------------------------------------------------------------------------
Outstanding, at beginning
of year                        401,900  $      4.30     327,600       $  3.76

  Granted                       47,000         9.94      90,000          6.16

  Exercised                    (34,500)        3.77        (200)         3.56

  Forfeited                     (9,000)        5.10     (15,500)         3.75
                              ---------                ---------
Outstanding at end of year     405,400         4.98     401,900          4.30
                              =========                =========

Options exercisable at
year-end                       313,000                  230,600

Weighted average
fair value of  options
granted during year
(per option)                 $    1.40                 $   1.46



On January 17, 1997, the Company allowed the exercise of all outstanding options, including those that were not currently vested. As such, subsequent to that date no options are outstanding.

8.  OTHER RELATED PARTY TRANSACTIONS

The Company provides bookkeeping services to three private entities owned by officers of the Company. Fees paid to the Company for such services were $24,602, $32,640 and $28,486 for the years ended December 31, 1996 and 1995, and the ten-month period ended December 31, 1994, respectively.

                            [Page 14 of 19]

9.  INCOME TAXES

The provision (benefit) for income taxes is comprised of the following:

                                                               Ten-Month
                    Year Ended              Year Ended        Period Ended
                   December 31,             December 31,       December 31,
                       1996                     1995               1994
------------------------------------------------------------------------------
Federal:
  Current         $  1,481,000            $      808,000        $   130,000
  Deferred          (1,354,853)               (1,071,000)           (40,000)
                  ------------------------------------------------------------
                       126,147                  (263,000)            90,000
                  ------------------------------------------------------------
State and City:
  Current             594,000                    308,660            208,627
  Deferred           (250,000)                  (188,000)            (7,000)
                  ------------------------------------------------------------
                      344,000                    120,660            201,627
                  ------------------------------------------------------------
                  $   470,147              $    (142,340)       $   291,627
                  ============================================================

The tax effects of significant items comprising the Company's deferred tax assets (liabilities) are as follows:

                                                   December 31,
                                              1996              1995
                                         --------------------------------
Short-term deferred tax
assets (liabilities):
  Reserves and write-offs of
    assets not currently deductible       $  786,000           $ 512,000
  Prepaid expenses                          (367,000)           (617,000)
                                         ---------------------------------
Total short-term deferred
tax asset (liability)                        419,000            (105,000)
                                         ---------------------------------
Long-term deferred tax assets:
  Deferred expenses                        1,440,000             920,000
  Property, equipment and improvements       990,000             964,000
  Operating loss carryforwards               354,000             659,000
  Tax credit carryforwards                        -               73,000
                                         ---------------------------------
  Long-term deferred tax asset             2,784,000            2,616,000

  Valuation allowance                       (320,000)          (1,215,467)
                                         ---------------------------------
Total long-term deferred tax asset         2,464,000            1,400,533
                                         ---------------------------------
Net deferred tax asset                   $ 2,883,000         $  1,295,533
                                         =================================


The realization of the deferred tax assets relates directly to the Company's ability to generate taxable income for Federal, state, and foreign tax purposes. Management has concluded that partial realization of these

                            [Page 15 of 19]
deferred tax assets is more likely than not as a result of the Company's earnings history for the past two years, and has thus reduced the valuation accordingly. Additional reductions to the valuation allowance will be recorded when, in the opinion of management, the utilization of such is more likely than not.

At December 31, 1996, the Company has available net operating loss carryforwards of approximately $723,000 to offset future taxable income of the Canadian subsidiary. The total Canadian loss carryforward consists of $160,000, $363,000 and $200,000 expiring in the years 2000, 2001 and 2002, respectively. The Company also has available net operating loss and credit carryforwards for a state which expire in various amounts through 2008.

Reconciliation of the U.S. statutory rate with the effective tax rates is summarized as follows:

                                        Year Ended                 Year Ended           Ten-Month Period Ended
                                     December 31, 1996          December 31, 1995        December 31, 1994
                                     Amount    Percent          Amount    Percent        Amount    Percent
                                   --------------------        --------------------     ----------------------
Federal statutory rate             $(414,241)    34.0 %        $ 703,916    34.0 %      $ 324,750    34.0%
State and city  taxes - net of
  federal benefit                    170,000    (14.0)            26,000     1.3          187,000    19.6
Utilization of tax credits            85,000     (7.0)          (187,000)   (9.0)         (23,000)   (2.4)
Change in valuation allowance       (793,000)    65.1           (884,000)  (42.7)               -       -
Refund of prior years
  state taxes                         86,000     (7.1)                 -       -          (30,000)   (3.2)
Rate differential on foreign
  subsidiary                               -        -             79,000     3.8           75,000     7.9
Expired foreign net operating
  loss                                     -        -             91,000     4.4                -       -
Goodwill                                   -        -                  -       -           24,000     2.5
Utilization of losses not
  previously recognized for
  temporary differences                    -        -                  -       -         (144,000)  (15.1)
Nondeductible expenses related
  to sale of the Company             973,690    (79.9)                 -       -                -       -
IRS settlement                       186,000    (15.3)                 -       -                -       -
Basis in fixed assets                178,000    (14.5)                 -       -                -       -
Other                                 (1,302)     0.1             28,744     1.3         (122,123)  (12.8)
                                   --------------------        -------------------      ----------------------
                                   $ 470,147    (38.6)%        $(142,340)   (6.9)%      $ 291,627    30.5 %
                                   ====================        ===================      ======================

10. PENSION PLANS

The Company contributes to a multiemployer pension plan which covers employees under collective bargaining agreements. Pension expense for the years ended December 31, 1996 and 1995 and the ten-month period ended December 31, 1994 was $189,042, $290,596 and $226,331, respectively.

                            [Page 16 of 19]

Effective July 1, 1993, the Company established a 401(k) plan which covers all employees who are not members of a union. Under the terms of the Plan, the Company matches 15% up to $666.67 of employee contributions to a maximum contribution of $100. Company contributions to this plan were $12,323 and $14,789 for the years ended December 31, 1996 and 1995 and $11,646 for the ten-month period ended December 31, 1994.

The Company's Board of Directors approved the termination of the Plan effective January 16, 1997. Participants' accounts are considered fully vested and nonforfeitable as of the Plan termination date. Lump sum distributions of participants' accounts will not be made until a favorable determination is received from the Internal Revenue Service that the Plan is tax qualified upon its termination.

11. FOREIGN OPERATIONS

    A summary of the Canadian subsidiary's financial information is as follows:

                                                            Ten-Month
                         Year Ended        Year Ended      Period Ended
                         December 31,      December 31,    December 31,
                             1996              1995            1994
                        -------------     -------------   --------------
Assets                  $  1,515,000      $  769,000      $  589,000
Liabilities                2,162,000       1,672,000       1,231,000
Stockholder's
deficiency in assets        (647,000)       (903,000)       (642,000)
Revenues                     535,000         281,000         215,000
Net earnings (loss)          220,000        (237,000)       (285,000)



                            [Page 17 of 19]

12.  SEGMENT INFORMATION

The following table sets forth the contributions to revenues, operating earnings, identifiable assets, capital expenditures and depreciation expense by business segment:
                                                                 Ten-Month
                                  Year Ended      Year Ended     Period Ended
                                 December 31,    December 31,    December 31,
                                    1996            1995            1994
                                -------------    ------------   -------------
Revenues:
  Parking                       $ 63,426,212     $ 61,772,058   $ 50,935,794
  Service station                  4,442,925        4,158,992      3,494,337
                                -------------    ------------   -------------
                                $ 67,869,137     $ 65,931,050   $ 54,430,131
                                =============    ============   =============
Operating (loss) earnings:
  Parking                       $ (1,249,093)    $  2,087,403   $  1,004,307
  Service station                     30,736          (17,061)       (49,160)
                                -------------    ------------   -------------
                                $ (1,218,357)    $  2,070,342   $    955,147
                                =============    ============   =============
Identifiable assets:
  Parking                       $ 42,790,045     $ 35,656,844   $ 31,520,294
  Service station                     37,710           31,826         42,821
  Corporate (cash)                 2,266,153        1,532,909      1,225,853
                                -------------    ------------   -------------
                                $ 45,093,908     $ 37,221,579   $ 32,788,968
                                =============    ============   =============
Capital expenditures:
  Parking                       $  7,113,382     $  1,379,682   $    990,098
  Service station                          -            3,064              -
                                -------------    ------------   -------------
                                $  7,113,382     $  1,382,746   $     990,098
                                =============    ============   =============
Depreciation and
amortization expense:
  Parking                       $  1,459,698     $  1,502,001   $   1,373,067
  Service station                      7,577            7,844           6,777
                                -------------    ------------   -------------
                                $  1,467,275     $  1,509,845   $   1,379,844
                                =============    ============   =============

13. WRITE-DOWN OF ASSETS

During the twelve months ended December 31, 1996 and 1995, and the ten-month period ended December 31, 1994, the Company recorded charges of $964,070, $315,598 and $124,168, respectively, to write down certain assets. The write-downs related to locations in the New York and Philadelphia metropolitan areas and were due to poor operating results and management's estimate that future cash flows from the related operations over the remaining depreciation or amortization period would be less than the carrying amount of the related deferred expenses, lease acquisition costs and fixed assets.

                            [Page 18 of 19]

14. RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

Subsequent to the issuance of the Company's 1995 financial statements, the Company's management determined that accrued vehicle damage claims was understated as the Company's process for estimating such claims did not consider all information which was available to the Company at the time the estimate was made. As a result, accrued expenses and cost of parking services have been restated from the amounts previously reported. A summary of the effects of the restatement is as follows:

                                         As previously
                                           reported          As restated
                                         --------------     -------------
Year ended December 31, 1995:
  Earnings before income taxes           $ 2,113,692        $ 2,070,342
  Income tax benefit                         125,000            142,340
Net earnings                               2,238,692          2,212,682
Earnings per share:
  Primary                                       1.75               1.73
  Fully diluted                                 1.55               1.49

Ten-month period ended
  December 31, 1994:
  Earnings before income taxes               716,080            955,147
  Provision for income taxes                (196,000)          (291,627)
Net earnings                                 520,080            663,520
Earnings per share:
  Primary                                       0.43               0.55
  Fully diluted                                 0.42               0.51

Balance at March 1, 1994:
  Retained earnings                      $ 1,008,749        $   548,468



15. SUBSEQUENT EVENT

Pursuant to a tender offer agreement dated December 6, 1996 between the Company and Central Parking System - Empire State, Inc. ("Central"), an indirect wholly-owned subsidiary of Central Parking Corporation, all of the Company's issued and outstanding common stock was purchased by Central at a price of $31.00 per share on January 18, 1997. The purchase price payable at $28.50 per share net to the Company in cash at the closing, without interest, and an additional $2.50 per share was deposited in escrow as contingent consideration for distribution either to the Company's shareholders or Central based on the resolution of certain contingencies outstanding at the date of purchase. All options and warrants outstanding as of the completion of the offer were cashed out under the same terms as the outstanding and issued common stock.

                            [Page 18 of 19]

Item 7 (b)   PRO FORMA FINANCIAL STATEMENTS

                      CENTRAL PARKING CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Central Parking Corporation ("Company") is based on (a) the historical consolidated financial statements of the Company, (b) the historical statements of direct revenues and expenses of Civic Center Corporation ("Civic Center"),
(c) the historical financial statements of Civic Parking, L.L.C. ("Civic"), and
(d) the historical consolidated financial statements of Square Industries, Inc. ("Square").

The historical consolidated balance sheet of the Company as of December 31, 1996 presents the consolidated financial position of the Company on such date, and reflects the Company's acquisition of Civic on December 31, 1996 using the purchase method of accounting, based on a preliminary allocation of the purchase price. The unaudited pro forma consolidated balance sheet as of December 31, 1996 assumes that the Company's acquisition of Square on January 18, 1997 had occurred on December 31, 1996. The Company's acquisitions of
Civic and Square are hereinafter referred to as the Acquisitions.

The historical statements of earnings for the year ended September 30, 1996 reflects (a) the historical results of operations of the Company for its fiscal year then ended, (b) the historical direct revenues and expenses of the parking garages of Civic Center, which were managed by the Company and ultimately acquired by the Company from Civic, for the period from January 1, 1996 to March 20, 1996, (c) the historical results of operations of Civic for the period from March 21, 1996 to December 31, 1996, Civic's fiscal year end, and (d) the historical results of operations of Square for its fiscal year ended
December 31, 1996.

The historical statements of earnings for the quarter ended December 31, 1996 reflects the historical results of operations of the Company for the first quarter of its fiscal year 1997 and the historical results of operations of Civic and Square for their respective quarters ended December 31, 1996.

The unaudited pro forma consolidated statements of earnings were prepared assuming that the Acquisitions were consummated on October 1, 1995.

The unaudited pro forma consolidated financial information has been prepared based on the historical financial statements of the Company and the acquired entities, reclassified as necessary to conform with the presentation used in the consolidated financial statements of the Company, and give effect to (a) the Acquisitions under the purchase method of accounting, based on preliminary allocations of the respective purchase prices, (b) the financing of the Acquisitions, (c) certain estimated operational and financial combination benefits which are a direct result of the Square acquisition, and (d) the assumptions and adjustments which are deemed appropriate by management of the Company and which are described in the accompanying notes to the pro forma consolidated financial information.

This pro forma consolidated financial information may not be indicative of the results that would have occurred if the Acquisitions had been in effect on the dates indicated or which may be obtained in the future. Such pro forma consolidated financial information should be read in conjunction with such historical financial statements and notes thereto.

                      CENTRAL PARKING CORPORATION
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           December 31, 1996
            (All dollar amounts are expressed in thousands)
                              (Unaudited)

                                                                  Effects of
                                                                  Square
                                                                  Acquisition
                                               Historical         and                  Pro Forma
                                                                  Related              Consolidated
                                        Company      Square       Financing            Totals
                                        ---------    --------     --------------       -------------
ASSETS

Current assets:
  Cash and cash equivalents             $   5,850    $  2,266     $      -             $  8,116
  Management accounts receivable            8,594           -            -                8,594
  Accounts and current portion of
    notes receivable - other                3,356       1,586            -                4,942
  Prepaid expenses                          6,203       2,619            -                8,822
  Other current assets                          -         446            -                  446
  Deferred income taxes                         8         419            -                  427
  Refundable income taxes                       -          48            -                   48
                                        ---------    --------     --------------       -------------
     Total current assets                  24,011       7,384            -               31,395

Investments, at amortized cost              4,551           -            -                4,551
Notes receivable, less current portion      8,027           -            -                8,027
Property, equipment, and leasehold
  improvements, net                       131,073      30,098        30,847             192,018
Contract rights, net                        5,601           -             -               5,601
Goodwill, net                                   -           -        27,724              27,724
Investment in limited partnerships          1,240           -             -               1,240
Investment in general partnerships          1,772           -             -               1,772
Non-current deferred taxes                      -       2,464        (2,464)                  -
Other assets                                2,525       5,148           500               6,224
                                                                     (1,949)
                                        ---------    --------     --------------       -------------
                                        $ 178,800    $ 45,094     $  54,658            $278,552
                                        =========    ========     ==============       =============

 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt     $      -     $  3,762     $       -            $  3,762
  Accounts payable                         11,318       1,170         1,559              14,047
  Accrued expenses                          6,023       9,676         1,343              17,042
  Accrued local rent tax                        -       2,026             -               2,026
  Management accounts payable               6,387           -             -               6,387
  Income taxes payable                      3,099           -             -               3,099
  Other current liabilities                     -         373             -                 373
                                        ---------    --------     --------------       -------------
     Total current liabilities             26,827      17,007         2,902              46,736

Long-term debt                             67,200      19,419        52,681             139,300
Other liabilities                           2,984       3,959             -               6,943
Deferred income taxes                       1,386           -         3,784               5,170
                                        ---------    --------     --------------       -------------
    Total liabilities                      98,397      40,385        59,367             198,149

Shareholders' equity :
    Common Stock                              175          13           (13)                175
    Additional paid-in capital             31,913       3,408        (3,408)             31,913
    Foreign currency
      translation adjustment                  (64)       (212)          212                 (64)
    Retained earnings                      48,999       1,736        (1,736)             48,999
    Deferred compensation on
      restricted stock, net                  (620)          -             -                (620)
    Treasury stock at cost                      -        (236)          236                   -
                                        ---------    --------     --------------       -------------
       Total shareholders' equity          80,403       4,709        (4,709)             80,403
                                        ---------    --------     --------------       -------------
                                        $ 178,800    $ 45,094     $  54,658            $278,552
                                        =========    ========     ==============       =============

See accompanying notes to pro forma consolidated financial information.

              CENTRAL PARKING CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                  Three months ended December 31, 1996
 (All dollar amounts are expressed in thousands, except per share data)
                              (Unaudited)


                                Company       Square                     Pro Forma      Civic                          Pro Forma
                                Historical    Historical   Adjustments   Consolidated   Historical    Adjustments      Consolidated
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
Revenues:
  Parking                       $ 32,085      $ 18,921     $   -         $ 51,006       $  2,448      $     (55) (J)    $ 53,399
  Management contract              9,338             -         -            9,338              -            (53) (A)       9,285
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
    Total revenues                41,423        18,921         -           60,344          2,448           (108)          62,684
Costs and expenses:
  Cost of parking                 29,085        15,990        (23) (C)     45,052          1,313            (85) (C)      46,194
                                                                                                            (53) (A)
                                                                                                            (33) (J)
  Cost of management contracts     2,501             -          -           2,501              -              -            2,501
  Amortization of intangibles          -             -        302  (B)        302              -              -              302
  Acquisition Costs                    -         2,864     (2,864) (F)          -              -              -                -
  General and administrative       4,708         2,300     (1,164) (H)      5,747            173              -            5,920
                                                              (97) (G)
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
     Total costs and expenses     36,294        21,154     (3,846)         53,602          1,486           (171)          54,917

                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
  Operating earnings (loss)        5,129        (2,233)     3,846           6,742            962             63            7,767

Other income (expenses):
  Interest income                    625             -          -             625              2           (285) (D)         342
  Interest expense                    (7)          232     (1,357) (E)     (1,132)        (1,008)          (135) (E)      (2,275)
  Net gains on sales of
    property and equipment             3             -          -               3              -              -                3
 Equity in partnership and
   joint venture earnings            250             -          -             250              -              -              250
 Write-off of Assets                   -          (964)       612  (G)       (352)             -              -             (352)
   Earnings (loss) before
     income taxes                  6,000        (2,965)     3,101           6,136            (44)          (357)           5,735
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------

Income tax expense                 2,101            38        179  (I)      2,318              -           (145) (I)       2,173
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
  Net earnings (loss)              3,899        (3,003)     2,922           3,818            (44)          (212)           3,562
                                ===========   ==========   ===========   =============  ===========   ==============   =============
Weighted average shares and
  share equivalents               17,620                                   17,620                                         17,620
                                ===========                              =============                                 =============
Net earnings per share            $ 0.22                                   $ 0.22                                         $ 0.20
                                ===========                              =============                                 =============

See accompanying notes to pro forma consolidated financial information.

              CENTRAL PARKING CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                     Year ended September 30, 1996
 (All dollar amounts are expressed in thousands, except per share data)
                              (Unaudited)

                                                                Civic         Civic
             Company    Square                   Pro Forma      1/1-3/20/96   3/21-12/31/96                     Pro Forma
             Historical Historical Adjustments   Consolidated   Historical    Historical       Adjustments      Consolidated
             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------

REVENUES:
Parking      $ 109,272  $67,869    $     -       $177,141       $  1,980      $   8,866        $    188 (K)     $ 187,855
                                                                                                   (320)(J)
Management
contract        34,044        -          -         34,044              -              -            (317)(A)        33,727

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Total
revenues       143,316   67,869          -        211,185          1,980          8,866            (449)          221,582

Costs and
expenses:

Cost of
parking         99,196   56,882        (92) (C)   155,986            626          3,884              73 (C)       160,118


Cost of
management
contracts        9,769        -          -          9,769              -              -               -             9,769

Amortization
of                                                                                                    -             1,208
intangibles          -        -      1,208   (B)    1,208              -              -
Acquisition                                                                                           -                 -
Costs                -    2,864     (2,864)  (F)        -              -              -

General and
administra-
tive            17,419    8,781     (4,356)  (H)   21,457              -            307              15 (K)        21,779
                                      (387)  (G)

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Total costs
and expenses   126,384   68,527     (6,491)       188,420            626          4,191            (363)          192,874

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Operating
earnings
(loss)          16,932     (658)     6,491         22,765          1,354          4,675             (86)           28,708

Other
income
(expenses):
Interest                                                                              7          (1,130)(D)         1,180
income           2,303        -          -          2,303              -

Interest
expense              -   (1,296)    (3,359)  (E)   (4,655)             -         (3,250)         (1,286)(E)        (9,191)

Net gains
on sales of
property and
equipment        1,192       -           -          1,192              -              -               -             1,192

Equity in
partnership
and joint
venture
earnings           641       -           -            641              -              -                -              641

Write-off of
assets               -     (964)       612 (G)       (352)             -              -                -             (352)

Reimbursement
of previously
incurred
fixed costs          -    1,049          -          1,049              -              -                -            1,049

Gain from
litigation
settlement           -      651          -            651              -              -                -              651

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Earnings
(loss)
before
income
taxes           21,068   (1,218)     3,744         23,594          1,354          1,432           (2,502)          23,878

Income
tax
expense          7,232      470      1,227 (I)      8,929              -              -              103 (I)        9,032

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Net
earnings
(loss)          13,836   (1,688)   $ 2,517       $ 14,665       $  1,354      $   1,432        $  (2,605)       $  14,846
             ========== ========== ===========   =============  ===========   ==============   =============    ==============
Weighted
average
shares
and share
equivalents     17,491                                            17,491                                            17,491
             ==========                                         ===========                                     ==============

Net
earnings
per share     $   0.79                                           $  0.84                                        $     0.85
             ==========                                         ===========                                     ===============

See accompanying notes to pro forma consolidated financial information.

                      CENTRAL PARKING CORPORATION

         Unaudited Pro Forma Consolidated Financial Information

BASIS OF PRESENTATION

The accompanying pro forma consolidated balance sheet as of December 31, 1996 and the related pro forma consolidated statements of earnings for the three months ended December 31, 1996 and the fiscal year ended September 30, 1996 give effect to all completed fiscal 1997 acquisitions as if they occurred on the first day of fiscal 1997 and 1996. The pro forma information is based on the historical financial statements of the Company and the acquired entities, giving effect to the acquisitions under the purchase method of accounting, and the assumption adjustments in the accompanying notes to the pro forma consolidated financial information.

The pro forma statements have been prepared by Central Parking Corporation ("CPC") management based on the audited financial statements of the acquired entities reclassified where necessary, with respect to pre-acquisition periods, to the presentation used in the historical financial statements of the Company. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of Central Parking Corporation.

                      CENTRAL PARKING CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma financial information presents the pro forma consolidated financial condition of Central Parking
Corporation as of December 31, 1996 and the pro forma consolidated results of operations for the three months ended December 31, 1996 and the fiscal year ended September 30, 1996.

On December 31, 1996, the Company acquired for cash 100% of the ownership units in Civic Parking, LLC, a Missouri limited liability company ("Civic"). On January 18, 1997, the Company completed the acquisition of Square Industries, Inc., a New York corporation ("Square"), through a cash tender offer for all the outstanding shares of common stock of Square. The Company's historical consolidated balance sheet reflects the acquired net assets and effects of financing of Civic, and the accompanying pro forma consolidated balance sheet includes the acquired assets and liabilities and effects of the related financing, as if Square had been acquired on December 31, 1996. The accompanying pro forma consolidated statements of earnings reflect the pro forma results of operations of the Company, as adjusted, as if Civic and Square had been acquired on October 1, 1995.


PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments in the pro forma consolidated balance sheet are to reflect (i) the preliminary allocation of the purchase price of Square based upon estimates of fair value of the assets and liabilities acquired, (ii) the effects of related borrowings, $1.6 million of transaction costs, and $1.3 million estimated severance costs, (iii) the recording of intangible assets acquired (goodwill of $27.7 million and non-compete agreements of $500 thousand), (iv) the elimination of deferred expenses, and (v) the related tax effects. The effect of the Company's acquisition of Civic is reflected in the Company's historical information, based upon preliminary purchase price allocations, as the acquisition was completed December 31, 1996. Final purchase price allocations are not expected to be materially different from the preliminary allocations.

PRO FORMA CONSOLIDATED STATEMENTS OF  EARNINGS

The adjustments reflected in the pro forma consolidated statements of earnings are as follows:

      THREE MONTHS ENDED DECEMBER 31, 1996

      (A) To eliminate management contract revenue and expense related to the prior management agreement between Civic and the Company.

      (B) To record amortization of the intangible assets. The goodwill and non-compete are being amortized over periods of 25 and 5 years, respectively.

      (C) To reflect the net change in depreciation resulting from the fair value adjustments and changes in estimated asset lives.

      (D) To reflect a decrease in income earned on cash investments used for purposes of the acquisition of Civic.

      (E)  To reflect interest on acquisition related borrowings.
           Interest is calculated at an annual rate of 6.75%.

      (F) To eliminate the effect of acquisition costs reflected in Square's historical results of operations and directly related to Square's sale to the Company.

      (G) To eliminate the effect of Square's (i) scheduled amortization of deferred expenses and financing costs, and (ii) the write-off of $612 thousand deferred financing costs directly related to the acquisition.

      (H) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated prospectively in connection with the Square acquisition.

      (I) To record estimated federal and state income taxes at a combined rate of 36%.

      (J) To eliminate the revenues and expenses related to a bus lot not acquired, but included in the historical financial statements of Civic for the period from March 21, 1996 through December 31, 1996.

     YEAR ENDED SEPTEMBER 30, 1996

      (A) To eliminate management contract revenue and expense related to the prior management agreement between Civic and the Company.

      (B) To record amortization of the intangible assets. The goodwill and non-compete are being amortized over periods of 25 and 5 years, respectively.

      (C) To reflect the net change in depreciation resulting from the fair value adjustments and changes in estimated asset lives.

      (D) To reflect a decrease in income earned on cash investments used for purposes of the acquisition of Civic.

       (E) To reflect interest on acquisition related borrowings.
           Interest is calculated at an annual rate of 6.75%.

      (F) To eliminate the effect of acquisition costs reflected in Square's historical results of operations and directly related to Square's sale to the Company.

      (G) To eliminate the effect of Square's (i) scheduled amortization of deferred expenses and financing costs, and (ii) the write-off of $612 thousand deferred financing costs directly related to the acquisition.

      (H) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated prospectively in connection with the Square acquisition.

      (I) To record estimated federal and state income taxes at a combined rate of 36%.

      (J) To eliminate the revenues and expenses related to a bus lot not acquired, but included in the historical financial statements of Civic for the period March 21, 1996 through
           December 31, 1996.

      (K) To record commercial rental income and certain property expenses excluded from the Civic Center historical statement of direct revenues and expenses for the period January 1 through March 20, 1996.